Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of January 3, 2023, (“Effective Date”), by and between INTERNATIONAL LAND ALLIANCE, INC.,, a Wyoming corporation, (the “Buyer”), and International Real Estate Development, LLC, a Wyoming limited liability company (the (the “Seller”).

WHEREAS:

A. The Seller and the Buyer are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the rules and regulations as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act”); and

B. Buyer desires to purchase and the Seller desires to issue and sell, upon the terms and conditions set forth in this Agreement membership interests, representing seventy-five percent (75%) of the membership interest owned by the Seller in Rancho Costa Verde Development, LLC (“RCVD”) (the “Membership Interests”) for the amount of $13,500,000 (the “Purchase Price”), upon the terms and conditions set forth in this Agreement.

NOW THEREFORE, the Seller and the Buyer hereby agree as follows:

1. Purchase and Sale of Membership Interests.

a. Purchase Price. On the Closing Date (as defined below), the Seller shall issue and sell to the Buyer and the Buyer agrees to purchase from the Seller the Membership Interests.

b. Form of Payment. On the Closing Date (as defined below), the Buyer shall pay the Purchase Price of $13,500,000 as follows:

(1) Secured Convertible Promissory Note

As consideration for the transfer of the Membership Interests from the Seller to the Buyer, the Buyer shall deliver to the Seller of a Secured Convertible Promissory Note in the amount of $8,900,000, payable in quarterly installments of $2,225,000.00 plus interest at 5%, beginning on March 31, 2023 and continuing until March 31, 2024 (the “Note”). A copy of the Note is attached hereto and made a part hereof as Exhibit A, and.

(2) Issuance of the following Securities of Buyer to the Seller

(2.1) As further consideration for the transfer, assignment, conveyance and delivery of the Membership Interests, the Buyer shall issue to the Seller, 20,000,000 shares of the Buyer’s common stock (the “Shares”) valued at $2,000,000 which was the closing price on the OTC Market on the first business day prior to the Effective Date, and

(2.2) As further consideration for the transfer, assignment, conveyance and delivery of the Membership Interests of RCVD, the Buyer shall issue to the Seller, 33,000,000 warrants, valued at $2,600,000. The terms and conditions of the warrants are, among other things, (i) exercisable into common shares of the Buyer at $0.10 per share and (ii) expiring five (5) years from the Closing Date (the “Warrants”). A copy of the Warrant Agreement is attached hereto and made a part hereof as Exhibit B.

(3) The Note, Shares and Warrants are sometimes referred to collectively hereinafter as the “Securities”

(4) None of the Securities issued to the Seller hereunder shall, at the time of Closing, be registered under federal securities laws but, rather, shall be issued pursuant to an exemption thereunder and be considered “restricted securities” within the meaning of Rule 144 promulgated under the Securities Act of 1933, as amended (the “Act”). All of such securities shall bear a legend worded substantially as follows:

“The securities represented by this Note, Shares and Warrants have not been registered under the Securities Act of 1933 (the “Act”) and are ‘restricted securities’ as that term is defined in Rule 144 under the Act. Neither the Note, Shares, Warrants nor the shares issuable upon conversion of the Note or Warrants may be offered for sale, sold or otherwise transferred except pursuant to an exemption from registration under the Act, the availability of which is to be established to the reasonable satisfaction of the Buyer.

The transfer agent of the Buyer for the Shares shall annotate its records to reflect the restrictions on transfer embodied in the legend set forth above. There shall be no requirement that the Buyer register the Securities or the shares subject to conversion under the Act.

c. Closing Date. Subject to the satisfaction (or written waiver) of the conditions thereto set forth in Section 6 and Section 7 below, the date and time of the issuance and sale of the Membership Interests pursuant to this Agreement (the “Closing Date”) shall be 12:00 noon, Eastern Standard Time on or about January 3, 2023, or such other mutually agreed upon time. The closing of the transactions contemplated by this Agreement (the “Closing”) shall occur on the Closing Date at such location as may be agreed to by the parties.

2. Employment Agreements. At the Closing the Buyer shall execute employment agreements with each of the Seller in the form and content as set forth in Exhibit C attached hereto.

3. Buyer’s Representations and Warranties. The Buyer represents and warrants to the Seller that:

a. Investment Purpose. As of the date hereof, the Buyer is purchasing the Membership Interests for its own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales exempted from registration under the 1933 Act.

b. Accredited Investor Status. The Buyer is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D (an “Accredited Investor”). The Buyer is not disqualified from participating in the transactions contemplated by this Agreement under Rule 506(d) of the Securities Act.

c. Reliance on Exemptions. The Buyer understands that the Membership Interests are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Seller is relying upon the truth and accuracy of, and the Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Securities.

d. Authorization; Enforcement. This Agreement has been duly and validly authorized. This Agreement has been duly executed and delivered on behalf of the Buyer, and this Agreement constitutes a valid and binding agreement of the Buyer enforceable in accordance with its terms.

e. Issuance of Shares. The Shares are duly authorized and reserved for issuance and, upon conversion of the Note and the Warrants, in accordance with its respective terms, the Shares will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of shareholders of the Buyer and will not impose personal liability upon the holder thereof.

f. No Conflicts. The execution, delivery and performance of this Agreement, the Note, the Shares and the Warrants by the Buyers and the consummation by the Buyer of the transactions contemplated hereby and thereby (including, without limitation, the issuance and reservation for issuance of the shares to be issued upon conversion of the Note and/or Warrants) will not (i) conflict with or result in a violation of any provision of the Certificate of Incorporation or By-laws, or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, patent, patent license or instrument to which the Buyer or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Buyers or its securities are subject) applicable to the Buyer or any of its Subsidiaries or by which any property or asset of the Buyer or any of its Subsidiaries is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect). “Material Adverse Effect” means any material adverse effect on the business, operations, assets, financial condition or prospects of the Buyer or its Subsidiaries, if any, taken as a whole, or on the transactions contemplated hereby or by the agreements or instruments to be entered into in connection herewith.

g. SEC Documents; Financial Statements. The Buyer has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “1934 Act”) (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits to such documents) incorporated by reference therein, being hereinafter referred to herein as the “SEC Documents”). Upon written request the Buyer will deliver to the Seller true and complete copies of the SEC Documents, except for such exhibits and incorporated documents. As of their respective dates or if amended, as of the dates of the amendments, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the statements made in any such SEC Documents is, or has been, required to be amended or updated under applicable law (except for such statements as have been amended or updated in subsequent filings prior the date hereof). As of their respective dates or if amended, as of the dates of the amendments, the financial statements of the Seller included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with United States generally accepted accounting principles, consistently applied, during the periods involved and fairly present in all material respects the consolidated financial position of the Seller and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). The Seller is subject to the reporting requirements of the 1934 Act.

h. Absence of Litigation. Except as set forth in the SEC Documents, there is no action, suit, claim, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Buyer or any of its Subsidiaries, threatened against or affecting the Seller or any of its Subsidiaries, or their officers or directors in their capacity as such, that could have a Material Adverse Effect. The Buyer and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing.

i. No Brokers. Buyer has taken no action which would give rise to any claim by any person for brokerage commissions, transaction fees or similar payments relating to this Agreement or the transactions contemplated hereby.

j. Breach of Representations and Warranties by the Buyer. If the Buyer breaches any of the representations or warranties set forth in this Section 3, and in addition to any other remedies available to the Buyer pursuant to this Agreement, it will be considered an Event of default under Section 3.4 of the Note.

4. Representations and Warranties of the Seller and RCVD. The Seller represents and warrants to the Buyer that:

a. Organization and Qualification. The Seller is a limited liability company and/or corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, with full power and authority (corporate and other) to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted. “Subsidiaries” means any corporation or other organization, whether incorporated or unincorporated, in which the Seller owns, directly or indirectly, any equity or other ownership interest.

b. Authorization; Enforcement. (i) The Seller and RCVD has all requisite power and corporate power and authority to enter into and perform this Agreement, the assignment, sale and transfer of the Membership Interests and to consummate the transactions contemplated hereby and thereby in accordance with the terms hereof and thereof, (ii) the execution and delivery of this Agreement, the Membership Interests by the Seller and RCVD and the consummation by them of the transactions contemplated hereby and thereby (including without limitation, the assignment, sale and transfer of the Membership Interests) have been duly authorized by the Seller, the Seller’s Board of Managers and no further consent or authorization of the Seller, the RCVD Board of Managers, or its members is required, (iii) this Agreement has been duly executed and delivered by the Seller and any other documents executed in connection herewith and bind the Seller accordingly.

c. Capitalization. As of the date hereof, RCVD has 100,000 membership interests issued and outstanding, of which the Seller owns 75,000 membership interests, representing 75% of the issued and outstanding membership interests.

d. No Conflicts. The execution, delivery and performance of this Agreement, the Membership Interests by the Seller and the consummation by the Seller and RCVD of the transactions contemplated hereby and will not (i) conflict with or result in a violation of any provision of the RCVD’s Articles of Organization or Operating Agreement, or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, patent, patent license or instrument to which the Seller or any RCVD Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Seller or RCVD and its securities are subject) applicable to the Seller, RCVD or any of its Subsidiaries or by which any property or asset of the Seller, RCVD or any of its Subsidiaries is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect). “Material Adverse Effect” means any material adverse effect on the business, operations, assets, financial condition or prospects of the Seller, RCVD or its Subsidiaries, if any, taken as a whole, or on the transactions contemplated hereby or by the agreements or instruments to be entered into in connection herewith.

e. Absence of Litigation. There is no action, suit, claim, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Seller, RCVD or any of its Subsidiaries, threatened against or affecting the Seller, RCVD or any of its Subsidiaries, or their managers, officers or directors in their capacity as such, that could have a Material Adverse Effect. The Seller, RCVD and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing.

f. No Brokers. Seller has taken no action which would give rise to any claim by any person for brokerage commissions, transaction fees or similar payments relating to this Agreement or the transactions contemplated hereby.

5. COVENANTS.

a. Best Efforts. The Buyer and Seller shall use their best efforts to satisfy timely each of the conditions described in Sections 6 and 7 of this Agreement.

b. Form D; Blue Sky Laws. The Buyer agrees to timely make any filings required by federal and state laws as a result of the closing of the transactions contemplated by this Agreement.

c. Corporate Existence. So long as the Seller beneficially owns the Note, the Buyer shall maintain its corporate existence and shall not sell all or substantially all of the Buyer’s assets, except with the prior written consent of the Seller.

d. Failure to Comply with the 1934 Act. So long as the Seller beneficially owns the Note, the Buyer shall comply with the reporting requirements of the 1934 Act; and the Buyer shall continue to be subject to the reporting requirements of the 1934 Act.

e. Trading Activities. Neither the Seller nor their affiliates has an open short position in the common stock of the Buyer and the Seller agrees that it shall not, and that it will cause its affiliates not to, engage in any short sales of or hedging transactions with respect to the common stock of the Buyer.

6. Conditions to the Seller’s Obligation to Sell. The obligation of the Seller hereunder to assign, sell and transfer the Membership Interests to the Buyer at the Closing is subject to the satisfaction, at or before the Closing Date of each of the following conditions thereto, provided that these conditions are for the Seller’s sole benefit and may be waived by the Seller at any time in its sole discretion:

a. The Buyer shall have executed this Agreement and delivered the same to the Seller.

b. The Buyer shall have delivered the Purchase Price in accordance with Section 1(b) above.

c. The representations and warranties of the Buyer shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and the Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Buyer at or prior to the Closing Date.

d. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

7. Conditions to The Buyer’s Obligation to Purchase. The obligation of the Buyer hereunder to issue the Securities to the Seller at the Closing is subject to the satisfaction, at or before the Closing Date of each of the following conditions, provided that these conditions are for the Buyer’s sole benefit and may be waived by the Buyer at any time in its sole discretion:

a. The Seller shall have executed this Agreement and delivered the same to the Buyer.

b. The Seller shall have delivered to the Buyer the duly executed Membership Interests.

c. The representations and warranties of the Seller shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at such time (except for representations and warranties that speak as of a specific date) and the Seller shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Seller at or prior to the Closing Date.

d. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

8. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first-class certified mail, return receipt requested, or recognized commercial courier service, as follows:

If to Buyer, to:

International Land Alliance, Inc.

350 10th Avenue, Suite 1000

San Diego, CA 92101

Atten: Jason Sunstein, CFO

Email: jason.sunstein1@gmail.com

If to Seller or RCVD, to:

International Real Estate Development, LLC

107 E. 17th Street, Suite 80

Cheyenne, WY 82001

Atten: Frank A. Ingrande, President

Email: figrande@ranchocostaverde.com

Each party shall provide notice to the other party of any change in address.

9. Governing Law; Miscellaneous.

a. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of California or in the federal courts located in the state and city of San Diego, California. The parties to this Agreement hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. The Buyer and Seller waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Agreement. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement, any agreement or any other document delivered in connection with this Agreement by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

b. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party.

c. Headings. The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of, this Agreement.

d. Severability. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

e. Entire Agreement; Amendments. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Seller nor the Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the majority in interest of the Buyer.

f. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Neither the Seller nor the Buyer shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other.

g. Survival. The representations and warranties of the Seller and the agreements and covenants set forth in this Agreement shall survive the closing hereunder notwithstanding any due diligence investigation conducted by or on behalf of the Buyer. The Seller agrees to indemnify and hold harmless the Buyer and all their officers, directors, employees and agents for loss or damage arising as a result of or related to any breach or alleged breach by the Seller of any of its representations, warranties and covenants set forth in this Agreement or any of its covenants and obligations under this Agreement, including advancement of expenses as they are incurred.

h. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

i. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

IN WITNESS WHEREOF, the undersigned Buyer and the Seller have caused this Agreement to be duly executed as of the date first above written.

INTERNATIONAL LAND ALLIANCE, INC.

By:	/s/ Roberto Valdes
Roberto Valdes
Chief Executive Officer

INTERNATIONAL REAL ESTATE DEVELMENT, LLC

By:	/s/ Frank Ingrande
Frank Ingrande
President